Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Amy Knapp
813-865-1284	813-290-6208
gregg.haddad@wellcare.com	amy.knapp@wellcare.com

WELLCARE INITIATES LEADERSHIP TRANSITION PROCESS

TAMPA, FL (June 29, 2009) — WellCare Health Plans, Inc. (NYSE: WCG) today announced that its President and Chief Executive Officer, Heath G. Schiesser, informed the Board of Directors on June 26, 2009, that he intends to resign from his current officer and director positions upon the appointment of a new President and Chief Executive Officer.  The Board has formed a Committee on Leadership and Executive Succession, comprised of certain directors and a non-director executive officer, to focus on leadership transition at the Company.

Mr. Schiesser intends to continue serving in his current positions until a new President and Chief Executive Officer has been named.  Accordingly, the Board has reaffirmed his nomination to stand for reelection as a director at the Company’s 2009 annual meeting of stockholders scheduled to be held on July 30, 2009.

Last month, WellCare announced that it had resolved investigations by the United States Attorney’s Office for the Middle District of Florida, the Florida Attorney General’s Office and the United States Securities and Exchange Commission.

“I am proud of all that the WellCare team has accomplished since January 2008,” said Mr. Schiesser.  “After a tremendous effort across the Company, we are now current in our SEC and state regulatory filings; we have resolved a number of enforcement and regulatory investigations; and we have implemented several difficult, but necessary, strategic and organizational initiatives to position our business for the future.  As we begin the next chapter of the Company’s history, it is an appropriate time to focus on a transition of leadership, and I look forward to working closely with our Board during that process.”

“We are grateful for Heath’s many contributions to the Company,” said Charles G. Berg, Executive Chairman of WellCare.  “He has provided invaluable leadership during a challenging period, and he continues to have our full support as we conduct the search for his successor.”

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About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.5 million members nationwide as of March 31, 2009.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, the timing of, and other circumstances surrounding, the departure of any members of the Company senior management and the appointment of any successor. Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K, as amended,  and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission.  The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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